EXHIBIT 10.2
INDEMNITY PROMISSORY NOTE

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF (UNTIL SUCH TIME, IF ANY, AS SUCH COMMON STOCK IS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION, IN REASONABLY ACCEPTABLE FORM AND SCOPE, OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

EUR 584,250	October _____ , 2009

FOR VALUE RECEIVED, KIT digital, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of International Management Group GmbH, a company organized under the laws of Germany, or registered assigns (the “Holder”), the sum of Five Hundred Eighty Four Thousand Two Hundred Fifty Euros (EUR 584,250) (the “Principal”), on the terms and subject to the conditions set forth herein and in the Share Purchase Agreement, dated as of the date hereof, between the Company and the Holder (the “Purchase Agreement”).  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement.

The Company is permitted to deduct from the Principal under this Note certain amounts owed by the Holder to the Company pursuant to clause 4(g) and 7.7 of the Share Purchase Agreement and, in certain circumstances, under the Waiver and Agreement dated on the date hereof between the Company and the Holder.  In the event the Company elects to make any such deduction in accordance with clause 4(g) or clause 7.7 of the Share Purchase Agreement or under said Waiver and Agreement, the Company shall issue and deliver a new promissory note to the Holder reflecting, as appropriate (i) a reduced Principal amount, (ii) reduced Principal payment amounts under Section 1(b) and (iii) a reduced Prepayment Amount under Section 2.  Simultaneously with the delivery by the Company to the Holder of a new convertible promissory note substantially in the form of this Note and reflecting the foregoing, this Note shall automatically, without any action by the Company or the Holder, be cancelled and replaced by such new convertible promissory note, and all obligations hereunder shall be extinguished.

Payments of principal of and any other amounts with respect to this Convertible Promissory Note (this “Note”) are to be made in Euros.

The original Holder of this Note will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in clause 5.22 to 5.27 inclusive of the Purchase Agreement.

1.           Interest; Payments

(a)         This Note shall not bear interest.

(b)         On the date that is the last day of the ninth month following the date of this Note (or if such date is not a business day, the business day immediately following such date)(the “Maturity Date”), there shall become due and payable and the Company shall pay the entire unpaid Principal amount of the Note (including all Additional Principal (defined below)), and all other amounts, if any, due and remaining unpaid thereon.

2.           Prepayment

The unpaid Principal balance of this Note, may, at the Company’s option, be prepaid in whole, whether through a conversion in accordance with Section 6 or a payment in cash, at any time or from time to time on or before January 8, 2010, upon five (5) days’ prior written notice to the Holder; provided, however, that if the Company elects to so prepay or convert the unpaid Principal balance of this Note, for the purposes of this Section 2, the unpaid Principal balance of this Note shall be discounted by 18% and the total amount of unpaid Principal the Company shall be required to pay to the Holder hereunder shall be equal EUR 479,085 (the “Prepayment Amount”).  Payment by the Company of the Prepayment Amount in accordance with this Section 2 shall constitute full satisfaction of the Company’s obligations hereunder.

3.           Time of the Essence

It is agreed that time is of the essence on this Note.

4.           Events of Default

Each of the following shall be deemed an “Event of Default”:

(a)         The Company shall default in the payment when due of any Principal of this Note, whether at maturity, by acceleration or otherwise; or

(b)         The Company (i) shall admit in writing its inability to pay its debts as they mature, or (ii) shall make a general assignment for the benefit of creditors, or (iii) shall be adjudicated bankrupt or insolvent, or (iv) shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; or

(c)         An involuntary proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or a receiver, liquidator, trustee, custodian, conservator or other such person shall be appointed by any court to take charge of the Company’s affairs, assets or business, and (i) the Company shall admit to the material allegations of the petition or complaint in such proceeding, or (ii) such involuntary proceeding or appointment shall remain undismissed and unstayed for a period of sixty (60) days; or

(d)         If any representation or warranty made by the Company in the Purchase Agreement shall be determined to have been false or misleading in any material respect as of the date made; or

(e)         Any failure by the Company to perform or observe any of its covenants contained in the Purchase Agreement; provided, however, that with respect to any such non-compliance which is capable of being cured, such non-compliance shall not constitute an Event of Default unless and until such non-compliance remains uncured for a period of thirty (30) days after the occurrence of such non-compliance; or

(f)          If a final judgment or judgments in an aggregate uninsured amount in excess of EUR 1,000,000 shall be rendered against the Company which is not, within thirty (30) days after the entry thereof, discharged or the execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged; or

(g)         Any default with respect to any other indebtedness or liabilities of the Company Subsidiaries in any amount in excess of (i) EUR 1,000,000 individually or in the aggregate, in each case if the effect of such default is to permit the holder(s) to accelerate the maturity of such indebtedness or liabilities as the case may be; or

(h)         The occurrence of any levy upon or seizure or attachment of any property of the Company having an aggregate fair market value in excess of EUR 1,000,000 which levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof; or

(i)          The suspension of all or any substantial portion of the normal business operations of the Company and its Subsidiaries (taken as a whole) for any period in excess of ten (10) consecutive days (provided that, if such suspension occurs by reason of any force majeure, same shall not constitute an Event of Default so long as the Company takes all reasonable steps to restore normal business operations as promptly as reasonably practicable); or

(j)          Any liquidation, dissolution or winding up of the Company or its business; or

(k)    The Company shall default in the payment when due of any principal of or interest, whether at maturity, by acceleration or otherwise, on the Promissory Note.

5.           Consequences of an Event of Default

(a)         Non-Payment; Bankruptcy. If there shall occur any Event of Default specified in subsections (a), (b) or (c) of Section 4 hereof, the unpaid Principal balance of this Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived.

(b)         Other Defaults. If any other Event of Default shall occur, the Holder may, at its option, by written notice to the Company, declare the entire unpaid Principal balance of this Note due and payable, and the same shall thereupon become immediately due and payable without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are expressly waived.

6.           Conversion

(a)          Optional Conversion.  The Company may, at its option, at any time prior to the payment or prepayment of this Note, convert the Principal balance of this Note in whole into shares of the Company’s common stock, par value $0.0001 (“Common Stock”), at a price per share of Common Stock equal to the 20-day trailing volume weighted average price of the Common Stock (the “Conversion Price”), calculated as of the trading day immediately preceding the Conversion Date; provided, however, that in no event shall the number of shares of Common Stock for which this Note is convertible exceed 10% of the Company’s issued and outstanding shares of Common Stock (when added to the number of shares of Common Stock owned by the Holder and any of its affiliates immediately prior to the conversion of this Note), without giving effect to any shares of Common Stock subject to or issued pursuant to the conversion of this Note.  For the avoidance of doubt, if this Note is converted before the expiration of the prepayment period set forth in Section 2, the Company is still required to convert the full Principal balance as opposed to the reduced Prepayment Amount.  In the event the Conversion Shares would exceed 10.0%, the Company shall not have the option to convert the shares hereunder.  The effective date of any voluntary conversion hereunder is herein referred to as the “Conversion Date.”

(b)         Mechanics of Conversion.  Upon notice to the Holder of the Company’s conversion election as provided in Section 6(a), the Company shall, in accordance with Section 6(c), issue or cause to be transferred to the Holder (or to the Holder’s designee(s)) the number of shares of Common Stock to which the Holder shall be entitled upon such conversion, and shall deliver or cause to be delivered to the Holder or such designee(s) the certificates representing such shares of Common Stock.  All shares of Common Stock issued or delivered upon any conversion hereunder shall, when issued or delivered, be duly authorized, validly issued, fully paid and nonassessable.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the applicable per share Conversion Price.

(c)         Issuance of Common Stock Upon Conversion.  Within a reasonable time, not exceeding ten (10) days after the Conversion Date, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Note so converted, certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note has been converted in accordance with the provisions of this Section 6.  If this Note has been converted in full, then, within a reasonable time, not exceeding ten (10) days after receipt by the Holder of such stock certificates, the Holder shall surrender this Note to the Company for cancellation.  Subject to the following provisions of this Section 6, such conversion shall be deemed to have occurred on the Conversion Date, so that the Holder of this Note shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

(d)         Taxes on Conversion.  The issuance of certificates for shares for Common Stock upon the conversion of this Note shall be made without charge by the Company to the converting Holder for any tax in respect of the issuance of such certificates and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of any such certificate in a name other than that of the Holder of this Note, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)         Common Stock Reserved.  The Company shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of this Note into Common Stock.

(f)          Restricted Securities.  The shares of Common Stock issuable to the Holder hereunder (the “Shares”) may not, at the time of issuance, have been registered under any federal or state securities laws, and will thus constitute “restricted securities” within the meaning of federal and state securities laws.  By its receipt of Shares, the Holder will be deemed to acknowledge and confirm that it is receiving such Shares for its own account for investment, and not with a view to the resale or distribution thereof in violation of any federal or state securities laws.

7.           Payment; Delivery.  Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the Holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Holder except to the extent that actual cash proceeds of such instrument are unconditionally received by the Holder.

8.           Compliance with Applicable Law

It is expressly stipulated and agreed to be the intent of Company and Holder at all times to comply with the applicable law in connection with this Note.

9.           Severability

Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law, such provision shall thereupon be deemed modified to the extent necessary to render same valid, or excised from this Note, as the situation may require, and this Note shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

10.         Governing Law; Jurisdiction; Waiver of Jury Trial

 The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions. The Company hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of New York in connection with any claim, action or proceeding relating to or for collection or enforcement of this Note, and hereby waives any defense of inconvenient forum or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING RELATING TO OR FOR THE COLLECTION OR ENFORCEMENT OF THIS NOTE.

11.         Miscellaneous

No delay or failure by the Holder in exercising any right, power, privilege, or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or the exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. Neither any provision of this Note nor any performance hereunder may be amended or waived except pursuant to an agreement in writing signed by the party against whom enforcement thereof is sought. Except as otherwise expressly provided in this Note, the Company hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing. All amounts payable hereunder shall be payable without relief under any applicable valuation and appraisement laws. The Company hereby expressly agrees that this Note, and/or any payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way affecting the liability of the Company hereunder.

12.         Collection Costs

In the event that the Holder shall, after the occurrence of an Event of Default, turn this Note over to an attorney for collection, the Company shall further be liable for and shall pay to the Holder all collection costs and expenses incurred by the Holder, including reasonable attorneys’ fees and expenses; and the Holder may take judgment for all such amounts in addition to all other sums payable hereunder.

KIT DIGITAL, INC.

By:
Name:
Title: